Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163919)of Oramed Pharmaceuticals, Inc. of our report dated November 28, 2011 relating to the financial statements which appears in this Form 10-K.

/s/ Kesselman & Kesselman,

Tel Aviv, Israel
November 28, 2011